UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________

Date of report (Date of earliest event reported):  May 18, 2011

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 18, 2011, Lake Shore Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders, at which time shareholders were asked to consider two proposals, as follows:

1.	To elect three (3) directors to serve on the Board of Directors of the Company for a three year term expiring in 2014; and

2.	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The vote tabulation was as follows:

1.	Election of three (3) directors to serve on the Company’s Board of Directors for a three year term expiring in 2014:

	Votes For	%	Votes Withheld	%	Broker Non-Votes
Reginald S. Corsi	4,667,286	99.2	39,929	0.8	630,907
James P. Foley	4,644,400	98.7	62,815	1.3	630,907
Daniel P. Reininga	4,668,486	99.2	38,729	0.8	630,907

2.	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	%	Votes Against	%	Votes Abstained	%	Broker Non-Votes
5,326,122	99.8	800	0.1	11,200	0.1	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

	By:	/s/Rachel A. Foley
	Name:	Rachel A. Foley
Date: May 19, 2011	Title:	Chief Financial Officer